Exhibit 32.1

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Lake Shore Bancorp, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30,  2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Daniel P. Reininga, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2)

The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

November 13, 2018	/s/ Daniel P. Reininga
Daniel P. Reininga
President and Chief Executive Officer